DocuSign Envelope ID: A3403BF8-EA1A-4B35-B998-EA86A704B1EF FIRST MODIFICATION TO LOAN AGREEMENT This modification, dated effective May11, 2020, is entered into by and among The Bank of San Antonio (“Lender”) and XPEL, Inc. (“Borrower”). Whereas Lender and Borrower executed that certain $8,500,000.00 Promissory Note and Business Loan Agreement and other related loan documents (the “Revolving Loan”) for a revolving line of credit dated November 5, 2019; Whereas Borrower has requested and Lender has approved to renew and extend the maturity date of the Revolving Loan to May 5, 2022; Whereas Borrower has requested and Lender has approved a new $6,000,000 Term Loan as evidenced by a Promissory Note and other loan documents of even date herewith (“2020 Term Loan”); Lender and Borrower agree to the following: 1. The debt to worth requirement is hereby deleted and replaced with a Maximum Funded Debt to EBITDA Ratio requirement of 2.50x. This ratio is defined as Total Funded Debt divided by EBITDA and shall be tested quarterly on a rolling 4 quarter basis. 2. The 2020 Term Loan will be incorporated into the Business Loan Agreement and will be subject to the requirements and provisions of the Business Loan Agreement, as modified herein. 3. The provisions of the Business Loan Agreement, as modified, shall remain in full force and effect and shall be applicable to all indebtedness owed by Borrower to Lender, whether existing or hereafter incurred. Executed as of the date first written above. THE BANK OF SAN ANTONIO (“Lender”) 5/11/2020 By: _____________________________________________ Name: Robert S. Glenn Title: Executive Vice President XPEL, Inc. (“Borrower”) 5/11/2020 By: _____________________________________________ Name: Barry R. Wood Title: Chief Financial Officer and Director 1